GRUBER & COMPAY, LLC
Lake Saint Louis, Missouri

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 2, 2011 relative to the financial statements of UAN Culture and Creative Co, Ltd. as of December 31, 2009 and for the year ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri
March 9, 2011